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                                                                   EXHIBIT 3(ii)

                            QUAKER STATE CORPORATION

                                     BYLAWS


                     AMENDED TO AND INCLUDING JUNE 8, 1993

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                                    OFFICES

   1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

   2. The Corporation may also have an office in the City of Oil City, State of Pennsylvania, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                      SEAL

   3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

   4. Meetings of stockholders shall be held at such place as may be designated by the Board of Directors an set forth in the written notice to stockholders entitled to vote thereat, and if no meeting place is designated by the Board of Directors, such meeting shall be held at the principal office of the corporation in Oil City, Pennsylvania.

   5. An annual meeting of stockholders, after the year 1931, shall be held on the 2nd Thursday of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at one o'clock P.M., when they shall elect by a plurality vote, by ballot, a board of directors and transact such other business as may properly be brought before the meeting.

   6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy,
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shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificates of incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

   7. At any meeting of the stockholders every stockholder having the right to vote shall be entitle to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

   8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least ten days prior to the meeting.

   9. A complete list of stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office where the election is to he held, at
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least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

   10. Special Meetings of the stockholders for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

   11. Business transacted at all special meeting shall be confined to the objects stated in the call.

   12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least five days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

                                   DIRECTORS

   13. The property and business of this corporation shall be managed by its Board of Directors, eleven in number. They shall be elected at the Annual Meeting of Stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Beginning no latter than one year from the time initially elected to serve, a director shall own at least 1,000 shares of the corporation's capital stock at all times while serving as a director.

   14. The directors may hold their meetings and have one or more offices, and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the corporation in the City of Oil City or at such other places as they may from time to time determine.

   15. If the office of any director or directors becomes or is vacant by reason of death, resignation, retirement, disqualification, or removal
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from office, a newly created directorship resulting from any increase in the authorized number of directors, or otherwise, the remaining directors, though less than a quorum, may choose a successor or successors, who shall hold office until the next annual election or until a successor or successors have been duly elected, unless sooner displaced.

   16. The Board of Directors may acquire properties, securities, stocks, bonds or obligations of other corporations or individuals and exchange the securities, stocks, bonds or obligations of this corporation for the property, securities, stocks, bonds or obligations to be acquired and may authorize, execute, negotiate and sell bonds, notes, debentures and other obligations of this corporation and may secure the same mortgage or pledge of the properties or securities of this corporation or the property or securities which this corporation owns or holds in or of other corporations, or may negotiate and sell common shares of this corporation, all for the purposes of making such exchange or providing additional working capital, the rehabilitation of plants and property, the retirement of the obligations of this corporation or the obligations of other corporations of whose voting shares this corporation own the control, or for any other corporate purpose, from time to time.

   17. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                            COMMITTEES OF DIRECTORS

   18. There shall be and hereby is constituted an executive committee which shall at all times be comprised of such members of the Board of Directors and such officers of the corporation as may be from time to
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time appointed to it by the Board of Directors, and such committee shall have and may exercise such powers in and control of the general management of the business and affairs of this corporation as may be from time to time conferred upon or delegated to it by the Board of Directors. A majority of the executive committee shall constitute a quorum for the transaction of business and the affirmative vote of not less than a majority of the members of the committee present at any meeting shall be required to authorize any act.

   19. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to constitute of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

   20. The committee shall keep regular minutes of their proceedings and report the same to the board, at each regular or special meeting of the board.

                           COMPENSATION OF DIRECTORS

   21. The corporation may pay compensation to its directors for their services, as determined from time to time by resolution adopted by the board of directors.

   22. Members of special or standing committees may be allowed like compensation for attending committee meetings.
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                             MEETINGS OF THE BOARD

   23. The newly elected board shall meet at the office of the corporation in Oil City, Pa. immediately following the annual meeting of stockholders, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors. The first meeting of the Board of Directors shall be held July 1, 1931 at 1:00 o'clock P.M. in Room 557 in the Chambers Building in Oil City, Pa. of which no notice shall be necessary.

   24. No less than eight regular meetings of the board shall be held each fiscal year upon five day's notice, either by mail or electronic transmission, at such time and place either within or without the State of Delaware which shall from time to time be determined by the board, but unless otherwise so determined shall be at the office of the corporation at Oil City, Pennsylvania.

   25. Special meetings of the board may be called upon the request of four directors or the chief executive officer (or the president if there is no chief executive officer) upon three day's written notice, either by mail or electronic transmission.

   26. At all meetings of the board a majority of the elected directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

                                    OFFICERS

   27. The officers of the corporation shall be chosen by the directors and shall be a president, vice present, secretary and
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treasurer.  The board of directors may also choose a chairman of the board, chief executive officer, vice-chairman, additional vice presidents, assistant secretaries and assistant treasurers. The secretary and treasurer may be the same person, and the vice presidents may hold at the same time the office of secretary and treasurer.

   28. The board of directors, at its first meeting after each annual meeting of stockholders shall choose a president and vice president from their own number, and a secretary and treasurer who need not be members of the board.

   29. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

   30. The salaries of all officers and agents of the corporation shall be fixed by committee appointed by the board of directors.

   31. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed after cause shown at any time by the affirmative vote of two-thirds of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.


                             CHAIRMAN OF THE BOARD

   32. The chairman of the board shall preside at all meetings of the stockholders and directors and he shall have such duties as may be designated by the board of directors. The board may elect vice-chairmen, who shall perform such duties as the board of directors, chairman, or chief executive officer shall prescribe.
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                            CHIEF EXECUTIVE OFFICER

   33. The chief executive officer shall be primarily responsible for the management of the corporation and may also hold the office of chairman of the board or president. The chief executive officer shall execute bonds, mortgages, and other contracts. The chief executive officer may delegate this authority to promote the orderly operation of business of the corporation.

                                   PRESIDENT

   34. The president unless limited or restricted by the board, shall have the general powers and duties usually vested in the office of the president of a corporation. In the absence of the chairman of the board, a vice-chairman, and the chief executive officer, the president shall preside at the Stockholders Meeting and at meetings of the Board of Directors.

                                VICE PRESIDENTS

   35. The vice presidents shall perform such duties as the Board of Directors or chief executive officer shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

   36. The secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer. The secretary shall be under the supervision of the chief executive officer and shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it. When so affixed it shall be attested by the signature of the secretary, the treasurer, or an assistant secretary.

   37. The assistant secretaries shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall prescribe.
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                     THE TREASURER AND ASSISTANT TREASURERS

   38. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

   39. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

   40. The treasurer shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of that office, and for the restoration to the corporation, in case of death, resignations, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the possession or under the control of the treasurer, belonging to the corporation.

   41. The assistant treasurers, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                      DUTIES OF OFFICERS MAY BE DELEGATED

   42. In the case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers and duties or any of them, of such officer to any other officer, or to any director, provided a majority of the entire board concurs therein.
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                             CERTIFICATES OF STOCK

   43. The certificate of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chief executive officer or the president and also by the treasurer or the assistant treasurer.

                               TRANSFERS OF STOCK

   44. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor. The corporation may have one or more transfer agents and one or more registrars for the transfers of its stock as may be from time to time designated and constituted by the board of directors.

                           CLOSING OF TRANSFER BOOKS

   45. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed,
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shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as they case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

         46. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                LOST CERTIFICATE

         47. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

                                     CHECKS

         48. All checks or demands for money and notes of this corporation shall be signed by such officer or officers or such other person or persons as the board or directors may from time to time designate.
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                                  FISCAL YEAR

         49.  The fiscal year shall begin the first day of January in each year.

                                   DIVIDENDS

         50. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

         51. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                          DIRECTORS' ANNUAL STATEMENT

         52. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                    NOTICES

         53. Whenever under the provisions of these by-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at
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such address as appears on the books of the corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Such notice may be given by prepaid telegram to any director, officer, or stockholder.

         54. Any stockholder, director, or officer may waive any notice required to be given under these by-laws.

                                   AMENDMENTS

         55. These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment or repeal be contained in the Notice of the Meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the board, if notice of the proposed alteration or amendment be contained in the Notice of Meeting.

                             BUSINESS COMBINATIONS

         56. Pursuant to authority granted in subsection (b)(2) of Section 203 of subchapter VI, Chapter 1, Title 8 of the Delaware Code Relating to the General Corporate Law, the Board of Directors elects not to be governed by the aforesaid Section 203 entitled "Business Combinations with Interested Stockholders."